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                                                                     Exhibit 4.4

                             AMENDED AND RESTATED
                            MILLENNIA SYSTEMS, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT ("Agreement"), is entered into as of this _____ day of August, 2000, to be effective ________________ ("Date of Grant") by and between MILLENNIA SYSTEMS, INC., a Virginia corporation (the "Company"), and the person identified at the end of this Agreement as the optionee (the "Optionee").

     WHEREAS, the Board has granted the Optionee a stock option to purchase the number of shares of the Company's common stock as set forth below;

     WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option.

     NOW, THEREFORE, to enable and encourage stock ownership by employees, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee of the right and option (the "Option") to purchase all or any part of the number of shares of the Company's Class B nonvoting Common Stock, no par value per share (the "Stock"), set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable after the date specified on Schedule A or on such earlier date as determined pursuant to Section 6, 7 or 8 hereof. The Option evidenced hereby is not intended to constitute an incentive stock option as such term is defined under Section 422 of the Code.

     2. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on

Schedule A.

     3. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of purchasable Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

     4. Option Non-Transferable. The Option is non-transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of the Optionee, the Option shall be exercisable only by such Optionee or the transferee under a domestic relations order (or by such person's guardian or legal representative, should one be appointed).

     5. Notice of Exercise of Option. This Option may be exercised, in whole or in part, by a written notice (in substantially the form of the Notice of Exercise attached hereto as

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Schedule B) delivered or mailed to the Company as specified in Section 12 hereof to the attention of the President/CEO or such other officer as the Company may designate. Any such notice shall: (a) specify the number of shares of Stock subject to the Option as to which the Option is being exercised, (b) contain such information as may be reasonably required pursuant to Section 10 hereof, and (c) be accompanied by a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein. Upon receipt of any such Notice of Exercise and accompanying payment, and subject to the terms hereof, the Company agrees to issue stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

     In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise and the Optionee agrees, as a condition to receipt of the shares of Stock as to which the Option is being exercised, to execute an agreement in such form and containing such terms and conditions, including but not limited to, restrictions on the transfer of such shares as shall be required by the Board of Directors of the Company in its sole discretion.

     6.  Cessation of Service as Employee.

     (a) In the event of the termination of the Optionee's employment with the Company, other than a termination that is either: (i) for Cause (as such term is defined in the Employment Agreement between Company and Optionee), (ii) a resignation on the part of the Optionee without written consent of the Company, or (iii) on account of Optionee's death or disability, the number of shares set forth in the Option shall be fully vested and the Optionee may exercise this Option at any time within 3 months after such termination to the extent of the number of shares set forth in Schedule A and not previously acquired by Optionee; but in no event may such exercise occur after the Expiration Date specified in Schedule A attached hereto.

     (b) In the event of a termination of the Optionee's employment with the Company that is either: (i) for Cause; or (ii) a resignation on the part of the Optionee without the written consent of the Company; or (iii) on account of the death or disability of the Optionee, this Option, to the extent not previously exercised, shall terminate 15 days after such termination and shall not thereafter be or become exercisable; but in no event may such exercise occur after the Expiration Date specified in Schedule A attached hereto.

     (c) Retirement of the Optionee at the end of the term during which he or she reaches normal retirement date as prescribed from time to time by the Company shall be deemed to be a termination of employment with consent for all purposes of this Option. For purposes of this Agreement, whether a termination of employment by the Company constitutes termination for Cause shall be determined in the sole discretion of the Board. This Option does not confer upon the Optionee any right with respect to continuance of service as an employee of the Company.

     7. Disabled Optionee. In the event of termination of employment because of the Optionee's becoming disabled, as defined in Code Section 22(e)(3) and determined within the sole discretion of the Board, the Optionee (or his or her personal representative) may exercise
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this Option at any time within 3 months after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination; but in no event may such exercise occur after the Expiration Date specified in Schedule A attached hereto.

     8. Death of Optionee. In the event of the Optionee's death while serving as an employee of the Company, the Optionee's executor, personal representative or the person(s) to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be, must exercise this Option, if at all, at any time: (a) within 3 months following the Optionee's death or, if earlier, (b) on or before the Expiration Date of this Option. If the Optionee was an employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee's employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of termination.

     9. Date of Grant. This Option was granted by the Board on the date set forth in Schedule A (the "Date of Grant").

     10. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company or may place restrictions (including but not limited to restrictions on Optionee's rights to transfer such shares) on any shares of Stock issued upon exercise of this Option in order to comply with or further assure compliance with any such laws, rules, regulations, orders or consent decrees. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 10.

     11. Corporate Transaction.

     (a) If this Option is outstanding at the time of a Corporate Transaction (as defined below) but not fully exercisable, this Option shall automatically accelerate so that it will, immediately prior to the effective date of such Corporate Transaction, become exercisable for all of the Stock at the time subject to this Option and may be exercised for any or all of the Stock as fully vested shares of Stock. However, this Option shall not be accelerated if and to the extent: (i) this Option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof), or (ii) this Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Stock for which this Option is not otherwise at that time exercisable (the excess of the Fair Market Value as defined below of the Stock over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same option exercise/vesting schedule set forth in the Option.
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     (b)  Immediately following the Corporate Transaction, this Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

     (c) If this Option is assumed in connection with a Corporate Transaction, then this Option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price under this Option shall remain the same.

     (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     (e) For purposes of this Agreement, Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (f) For purposes of this Agreement, Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     12.  Miscellaneous.
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     (a)  This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

     (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the Commonwealth of Virginia.

     (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the attention of the President/CEO of the Company at The New Century Venture Center, Suite 400, 1354 Eighth Street, S.W., Roanoke, Virginia 24015.

     (d) Except as otherwise provided in the Plan, this Agreement may not be modified except in writing executed by each of the parties hereto.

(__) (e) If checked, this Agreement supercedes and replaces in its entirety that certain Nonqualified Stock Option Agreement dated ___________________ and previously entered into by the Company and Optionee (the "Prior Agreement"). The terms and provisions of the Prior Agreement shall hereinafter be null and void.

     IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed and the Company's seal to be affixed hereto and attested by the Secretary of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.


MILLENNIA SYSTEMS, INC.                      OPTIONEE

By:__________________________      _________________________________
Name:________________________      Name:____________________________
Title:_______________________      Address:_________________________
                                           _________________________

ATTEST:
_______________________________
Secretary

[SEAL]
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                                  SCHEDULE A
                                      TO
                            STOCK OPTION AGREEMENT
                                    BETWEEN
                            MILLENNIA SYSTEMS, INC.
                                      AND
                           _________________________

                             Dated: _______________

           1.   Number of Shares Subject to Option:

           2.   Option Exercise Price: $____________ per Share.

           3.   Date of Grant:

           4.   Option Vesting Schedule:

                Check one:

                ( ) Options are exercisable with respect to all shares on or after the date hereof.

                ( ) Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

                     No. of Shares              Vesting Date

                5.   Option Exploration Date:

               Check one:

               ( ) All options expires and are void unless exercised on or before ________________.

               ( ) Options expire and are void unless exercised on or before the date indicated next to the number of shares:

                     No. of Shares              Expiration Date
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                                  SCHEDULE B

                              NOTICE OF EXERCISE

     The undersigned hereby notifies Millennia Systems, Inc. (the "Company") of this election to exercise the undersigned's stock option, in full or part, to purchase _________ shares (no less than 100, unless exercising in full) of the Company's Class B common stock, no par value per share (the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated __________________.

     Accompanying this Notice is a certified or a cashier's check in the amount of $________________ payable to the Company.

     This exercise is subject to the execution of an agreement in such form and containing such terms and conditions, including but not limited to, restrictions on the transfer of the shares to be received pursuant hereto as shall be required by the Board of Directors of the Company, in its sole discretion.

     IN WITNESS WHEREOF, the undersigned has set his hand and seal. this _____ day of ___________, 200_.


                                    OPTIONEE [OR OPTIONEE'S
                                    ADMINISTRATOR, EXECUTOR
                                    OR PERSONAL REPRESENTATIVE]


                                    ____________________________
                                    Name:
                                    Position (if other than Optionee):


                                    Received by MILLENNIA SYSTEMS,
                                    INC.


                                    ______________________, 200_
                                    By: ________________________